Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the amendment to the annual report of AngioSoma Inc. (the “Company”) on Form 10-K for the period ended September 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Alex Blankenship, President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

This Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended September 30, 2018 (the “Amendment”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in, the Amendment.

Date: April 25, 2019	BY: /s/ Alex Blankenship
Alex Blankenship
Chief Executive Officer, President, Secretary, Treasurer, Principal Executive Officer, Principal Finance and Accounting Officer and Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is not deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language contained in such filing.